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                                                                    Exhibit 23.2

                      CONSENT OF INDEPENDENT AUDIITORS



To the Board of Directors
CUSA Technologies, Inc.



     We consent to the use of our reports included in Registration Statement
No. 333-44935 relating to the consolidated financial statements of CUSA Technologies, Inc. and subsidiaries as of June 30, 1996 and 1997 and for the years then ended and to the reference to our firm under the heading "Experts" in the Prospectus.



                                                /s/ KPMG Peat Marwick LLP
                                                KPMG Peat Marwick LLP
Salt Lake City, Utah
March 23, 1998